UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2020

LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
(Exact name of registrants as specified in its charter)

Delaware	1-36756	72-1449411
Delaware	1-12407	72-1205791
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)
5321 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Lamar Advertising Company securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	LAMR	The NASDAQ Stock Market, LLC
Lamar Media Corp. securities registered pursuant to Section 12(b) of the Act: none
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Lamar Advertising Company	Emerging growth company ☐

Lamar Media Corp.	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Lamar Advertising Company	☐

Lamar Media Corp.	☐

Item 1.01.	Entry into a Material Definitive Agreement.
On June 30, 2020, Lamar Advertising Company’s direct wholly owned subsidiary Lamar Media Corp. (“Lamar Media”) and indirect wholly-owned special purpose subsidiaries, Lamar QRS Receivables, LLC and Lamar TRS Receivables, LLC (collectively, the “SPEs”) entered into the Third Amendment, dated as of June 30, 2020 (the “Amendment”) to the Receivables Financing Agreement dated December 18, 2018, by and among Lamar Media, as Initial Servicer, the SPEs, as Borrowers, PNC Bank, National Association, as Administrative Agent and a Lender, PNC Capital Markets LLC, as Structuring Agent, and certain lenders from time to time party thereto (such agreement, as amended, the “Receivables Financing Agreement”). Capitalized terms not defined herein shall have the meanings set forth in the Receivables Financing Agreement.
The Receivables Financing Agreement established a $175.0 million accounts receivable securitization program (the “Accounts Receivable Securitization Program”), maturing on December 17, 2021. As of the date of the Amendment, there were no outstanding borrowings under the Accounts Receivable Securitization Program.
The Amendment increases the maximum three month average Delinquency Ratio, Dilution Ratio and Days’ Sales Outstanding to 11.00%, 7.00% and 75 days, respectively, for each of the months of June, July and August 2020. The Amendment does not modify any other financial covenant.
Additionally, the Amendment establishes a new Minimum Funding Threshold, which requires the SPEs to maintain minimum borrowings under the Accounts Receivable Securitization Program, with certain exceptions.
The Administrative Agent and its affiliates perform various financial advisory, investment banking and commercial banking services from time to time for Lamar Media and its affiliates, for which they receive customary fees. The Administrative Agent is a lender under Lamar Media’s senior credit facility, for which they receive customary fees and expense reimbursement in connection therewith.
The description above is qualified in its entirety by the Amendment filed as Exhibit 10.1 to this Current Report on Form
8-K
and incorporated herein by reference.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
Third Amendment to the Receivables Financing Agreement, dated as of June 30, 2020, among Lamar Media, as Initial Servicer, the SPEs, as Borrowers, and PNC Bank, National Association, as Administrative Agent and a Lender.

104	Cover Page Interactive Data File - (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: July 6, 2020	LAMAR ADVERTISING COMPANY

	By:	/s/ Jay L. Johnson
Jay L. Johnson
Executive Vice President, Chief Financial Officer, and Treasurer

Date: July 6, 2020	LAMAR MEDIA CORP.

	By:	/s/ Jay L. Johnson
Jay L. Johnson
Executive Vice President, Chief Financial Officer, and Treasurer